For Further Information Contact:
--------------------------------
David L. Renauld
Vice President, Corporate Affairs
(413) 665-8551

FOR IMMEDIATE RELEASE
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December 9, 2003

                  YDI WIRELESS RECEIVES $1.9 MILLION INVESTMENT

     FALLS CHURCH, VA, December 9, 2003 - YDI Wireless, Inc. (OTCBB:YDIW), a leading developer and supplier of broadband wireless solutions, today announced that it received a $1.9 million investment from an established institutional investor. Yesterday YDI sold 500,000 shares of its common stock at a price of $4.10 per share in a private placement. Ferris, Baker Watts Incorporated presented this investment opportunity to YDI and received a one-time fee due to that investment.

     "We are delighted to receive this investment and vote of confidence from this investor," stated Robert E. Fitzgerald, YDI's Chief Executive Officer, who added, "This investment strengthens our balance sheet and positions us better for future internal growth as well as additional acquisitions. We remain convinced that the license free wireless industry will be subject to accelerating consolidation and are firmly committed to using this situation to enhance our position in the marketplace."

     This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The common shares issued in this private placement transaction have not been registered under the Securities Act of 1933 or any applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. YDI has agreed to file a registration statement covering the 500,000 shares issued in this private placement no later than the earlier of March 8, 2004 or thirty days after the YDI common stock begins trading on the Nasdaq SmallCap Market or the Nasdaq National Market.

About YDI Wireless
------------------
YDI Wireless, Inc. is a world leader in providing extended range, license free wireless data equipment and is the result of the recent combination of Young Design and Telaxis Communications. This combination brought together Young Design's license-free products that extend the range of IEEE 802.11 wireless local area network systems, point-to-point wireless backhaul products, diverse and broad customer base, and deep market and industry experience with Telaxis' high-frequency millimeter-wave expertise and FiberLeap(TM) and EtherLeap(TM) products. In addition, YDI Wireless is a leading designer of turn-key long distance wireless systems ranging from 19.9 kbps to 1 Gbps for applications such as wireless Internet, wireless video, wireless LANs, wireless WANs, wireless MANs and wireless virtual private networks. Additional information about YDI Wireless as well as its complete product line can be found at the company's website located at http://www.ydi.com or by contacting the company by telephone at 413-665-8551 or by email at IR@ydi.com.

YDI Wireless Receives
 $1.9 Million Investment
December 9, 2003
Page 2




Safe Harbor Statement
---------------------
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from the results anticipated in these forward-looking statements due to risks arising from and relating to the contemplated acquisition of Phazar by YDI, the two companies' ability and desire to consummate that transaction, and our ability to achieve the contemplated benefits of that transaction; the combination of Telaxis Communications and Young Design and our ability to achieve the contemplated benefits of that combination; the downturn and ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in our industry and resulting impacts on our pricing, gross margins, and general financial performance; and the other factors discussed in our filings made from time to time with the Securities and Exchange Commission and in our other public statements.